UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2021 (February 5, 2021)

Tradeweb Markets Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38860	83-2456358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 430-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001	TW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2021, the Board of Directors (the “Board”) of Tradeweb Markets Inc. (the “Company”) approved an increase in the size of the Board by one director and filled the vacancy created by such increase by appointing Mr. Von Hughes, age 51, as a Class I director, effective March 1, 2021.

Mr. Hughes has been appointed to serve as an independent member of the Board. With the addition of Mr. Hughes, the Board will consist of 11 members.

Mr. Hughes will hold office until the annual meeting of stockholders to be held in 2023 and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

In connection with the appointment of Mr. Hughes to the Board, the Board has determined that Mr. Hughes qualifies as an “independent director” under the rules and regulations of the NASDAQ Stock Market and the Securities and Exchange Act of 1934, as amended.

Mr. Hughes was not appointed to the Board pursuant to any arrangement or understanding with any other person. Mr. Hughes does not have any family relationships with any director or executive officer of the Company and there are no transactions in which Mr. Hughes has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment to the Board, Mr. Hughes will be entitled to (1) an annual fee of $100,000 based on his position on the Board and (2) an annual equity award of restricted stock units with a value of $100,000, in accordance with the Company’s non-employee director compensation program as further described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 9, 2020.

Mr. Hughes is a partner and managing director of PAAMCO Prisma, where he has served as Head of Strategic Advisory & Client Acquisition since 2010. Mr. Hughes has also served as a director of PAAMCO Prisma Holdings LLC since 2018. Mr. Hughes has been with PAAMCO Prisma (formerly known as PAAMCO) since 2003, and has served in a number of senior roles at the firm. Prior to joining PAAMCO Prisma, Mr. Hughes held senior positions at Goldman Sachs and at Utendahl Capital Partners. Mr. Hughes is a board member of National Association of Investment Companies (NAIC), as well as Greenwich Roundtable. Mr. Hughes received a J.D. from Harvard Law School, a M.M.P. from the John F. Kennedy School of Government at Harvard University and a B.A. in Philosophy (cum laude) from Yale University. Mr. Hughes was selected to serve on our Board because of his extensive financial, industry and governance knowledge.

The Company will enter into its standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (File No. 333-230115) and is incorporated herein by reference, with Mr. Hughes.

Item 7.01.	Regulation FD Disclosure.

On February 10, 2021, the Company issued a press release announcing the appointment of Mr. Hughes. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (File No. 333-230115)).

99.1	Press Release of Tradeweb Markets Inc., dated February 10, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRADEWEB MARKETS INC.

Date: February 10, 2021	By:	/s/ Douglas Friedman
Name: Douglas Friedman
Title: General Counsel